               Computation of Ratio of Earnings to Fixed Charges

                              GETTY IMAGES, INC.
                        Actual for all periods presented
                             (Dollars in thousands)



                                                               Years ended                          Three months
                                          ------------------------------------------------------        ended
                                           12/31/95    12/31/96    12/31/97     12/31/98    12/31/99   3/31/00
                                          ----------------------------------------------------------------------

Income/(loss) before income taxes           3,288        5,710       7,895      (32,873)    (69,493)    (33,855)

Plus fixed charges                          1,797        2,755       2,496        4,200       8,802       3,329
                                          ----------------------------------------------------------------------
Total/(deficiency)                          5,085        8,465      10,391      (28,673)    (60,691)    (30,526)
                                          ======================================================================
Fixed charges                               1,797        2,755       2,496        4,200       8,802       3,329
                                          ======================================================================
Ratio of earnings to fixed charges           2.83         3.07        4.16           NA          NA          NA

Deficiency of earnings to fixed
  charges to attain a one to one ratio         NA           NA          NA       32,873      69,873      33,855
                                          ======================================================================

For purpose of calculating the ratio of earnings to fixed charges, "earnings represents earnings before income taxes plus fixed charges. "Fixed charges" consist of interest on all indebtedness and the portion of rent expense that management believes is representative of the interest component of rent expense.